EXHIBIT 10.1
FIRST AMENDMENT TO THE
NAVIGANT CONSULTING, INC.
2005 LONG-TERM INCENTIVE PLAN
          WHEREAS, Navigant Consulting, Inc. (the “Company”) maintains the Navigant Consulting, Inc. 2005 Long-Term Incentive Plan, as Amended (the “Plan”);
          WHEREAS, the Company desires to amend the Plan to (i) amend the definitions of Performance Period and Restriction Period and (ii) bring the Plan into compliance with the requirements of Section 409A of the Code;
          NOW, THEREFORE, pursuant to the power of amendment contained in Section 5.2 of the Plan, the Plan is hereby amended as follows, effective as of the date hereof:
     1. Section 1.2 is hereby amended by changing the definition of “Performance Period” to read as follows:
“Performance Period” shall mean any period of not less than twelve months designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.
     2. Section 1.2 is further amended by changing the definition of “Restriction Period” to read as follows:
“Restriction Period” shall mean any period of not less than thirty-six months, with vesting no more favorable than annual ratable vests in equal installments, designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect; provided, however, that the thirty-six month vesting period shall not apply to Restricted Stock Awards granted in lieu of salary or made in connection with a voluntary election by an employee of the Company in lieu of a cash bonus.
     3. Section 3.3(c) is hereby amended by deleting the first sentence thereof and inserting the following sentence in its place:
The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether, subject to compliance with Section 409A of the Code, the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award.

     4. Section 3.5(c) is hereby amended by deleting the first sentence thereof and inserting the following sentence in its place:
The Agreement relating to a Performance Share Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether, subject to compliance with Section 409A of the Code, the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award.
     5. Section 5.8(a) is hereby amended and restated as follows:
5.8 Change in Control. (a) In the event of a Change in Control, the Board (as constituted prior to such Change in Control) may, in its discretion, take any of the following actions or any combination of the following actions:
     (i) require that (A) all outstanding options and SARs shall immediately become exercisable in full, (B) the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall lapse, (C) the Performance Period applicable to any outstanding Performance Share, Performance Share Unit, Performance Unit or Restricted Stock Award or Restricted Stock Unit Award (if applicable) shall lapse, and (D) the Performance Measures applicable to any outstanding award shall be deemed to be satisfied at the maximum, target or any other level, provided that to the extent that any of the above awards constitute “deferred compensation” within the meaning of Section 409A of the Code, there shall be no acceleration in the time of payment of such awards unless the Change in Control also constitutes a “change in control” within the meaning of Section 409A of the Code and the regulations issued thereunder;
     (ii) require that shares of capital stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; or
     (iii) require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (1) in the case of an option, the number of shares of Common Stock then subject to the portion of such option surrendered, multiplied by the excess, if any, of the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place (but if such price is deemed to be greater than the fair market value of the Common Stock, as determined under Section 409A of the Code and the regulations issued thereunder, the price shall be reduced to the fair market value as so determined), over the purchase price per share of Common Stock subject to the option, (2) in the case of an SAR, the number of shares of Common Stock then subject to the portion of such SAR surrendered, multiplied by the excess, if any, of the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place (but if such price is deemed to be greater than the fair market value of the Common Stock, as determined under Section 409A of the Code and the regulations issued thereunder, the price shall be reduced to the fair market value as so determined), over the base price of the SAR, (3) in the case of a Stock Award, the number of shares of Common Stock then subject to the portion of such award surrendered, multiplied by the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place (but if such price is deemed to be greater than the fair market value of the Common Stock, as determined under Section 409A of the Code and the regulations issued thereunder, the price shall be reduced to the fair market value as so determined), and (4) in the case of a Performance Unit Award, the number of Performance Units then subject to the portion of such award surrendered, the value of which shall be calculated at the maximum, target or any other level; (B) shares of capital stock of the corporation resulting from such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above, provided that to the extent that any of the above payments would constitute the acceleration of “deferred compensation” within the meaning of Section 409A of the Code, the Committee shall not require surrender of the portion of the outstanding award that constitutes “deferred compensation” and will not make the payments described above with respect to such portion of the outstanding award unless the Change in Control also constitutes a “change in control” within the meaning of Section 409A of the Code and the regulations issued thereunder.
     6. Section 5.9 is hereby amended by deleting the first sentence thereof and inserting the following sentence in its place:
Subject to compliance with Section 409A of the Code, the Committee may, in its sole discretion, (i) determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award made hereunder shall be deferred, or (ii) approve deferral elections made by holders of awards.
     7. Section 5.15 is hereby amended by adding the following two sentences at the end thereof:
This Plan shall be interpreted and construed in a manner that avoids the imposition of taxes and other penalties under section 409A of the Code. Notwithstanding the foregoing, under no circumstances shall the Company be responsible for any taxes, penalties, interest or other losses or expenses incurred by a participant due to any failure to comply with section 409A of the Code.

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